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                                                                 EXHIBIT 4-E.3
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                                FIRST AMENDMENT
                                      TO
                   AMENDED AND RESTATED DECLARATION OF TRUST


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST ("Amendment") is made and entered as of the ____ day of ___________, 1996, by and among ROOMY F. BALAPORIA, MILES H. MOCHIZUKI and MARIE B. WASHINTGON, as trustees, MICHAEL J. MAJCHRZAK, as Delaware trustee, PACIFIC TELESIS GROUP, a Nevada corporation, as sponsor, and THE FIRST NATIONAL BANK OF CHICAGO, as property trustee.

     WHEREAS, the parties executing this Amendment (the "Parties") have entered into a Amendment and Restated Declaration of Trust as of _______, 1996 (the "Declaration");

     WHEREAS, the Parties wish to amend the Declaration in the manner set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

     1.   AMENDMENT OF DECLARATION

          1.1 Section 1.1 of the Declaration is hereby amended to delete the definition of "Ministerial Action."

          1.2 Section 3.6(d) of the Declaration is hereby amended to read in its entirety as follows:

               "(d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event;"

          1.3 Section 3.6(m) of the Declaration is hereby amended to read in its entirety as follows:

               "(m) to give prompt written notice to the Holders of the Securities of any notice received from the Subordinated Debenture Issuer of its election (i) to defer payments of interest on the Subordinated Debentures by extending the interest payment period under the Indenture or, (ii) to shorten or extend the maturity date on the Subordinated Debentures;"

          1.4 Section 3.8(c)(iii) of the Declaration is hereby amended to read in its entirety as follows:

               "(iii) upon notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Subordinated Debentures to Holders of Securities upon the Sponsor's election to dissolve the Trust in accordance with Section 8.1(a)(v)."

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          1.5  The last sentence  in Section 4.4 of the Declaration  is hereby amended to read in its entirety as follows:

          "Notwithstanding any provision in this Declaration, any such Holder may enforce the Sponsor's obligations under Section 1001 of the Indenture directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Holder take any action against the Trust or any other Person before proceeding against the Sponsor. "

          1.6 Section 8.1(a)(v) of the Declaration is hereby amended to read in its entirety as follows:

               "(v) election by the Sponsor, effective upon notice to the Trust, the Property Trustee and the Delaware Trustee, to dissolve the Trust in accordance with the terms of the Securities and all of the Subordinated Debentures shall have been distributed to the Holders of Securities in exchange for all of the Securities."

          1.7 Section 4(c) of Exhibit A to the Declaration is hereby amended to read in its entirety as follows:

               "(c) If, at any time, a Tax Event or an Investment Company Event (each as defined below, and each a `Special Event') shall occur and be continuing the Subordinated Debenture Issuer shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a Pro Rata basis in accordance with paragraph 8 hereof. The Common Securities will be redeemed Pro Rata with the Preferred Securities, except that if an Event of Default has occurred and is continuing, the Preferred Securities will have priority over the Common Securities with respect to payment of the Redemption Price.

               `Tax Event' means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (A) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (B) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (C) interest payable by the Subordinated Debenture Issuer to the Trust on the Subordinated Debentures is not,

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          or within  90 days of the  date thereof, will not  be deductible, in whole or in part, by the Subordinated Debenture Issuer for United States federal income tax purposes.

               `Investment Company Event' means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practice under the Investment Company Act that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a `Change in 1940 Act Law'), there is a more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities."

          1.8 Section 4(e) of Exhibit A to the Declaration is hereby amended to read in its entirety as follows:

               "(e) In the event that the Sponsor makes the election referred to in Section 8.1(a)(v) of the Declaration, the Regular Trustees shall dissolve the Trust and, after satisfaction of creditors, cause Subordinated Debentures, held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on and having the same record date for payment, as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders' interests in the Trust on a Pro Rata basis in accordance with paragraph 8 hereof. On and from the date fixed by the Regular Trustees for any distribution of Subordinated Debentures and dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) the Depository or its nominee (or any successor Depository or its nominee) will receive one or more global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution, and having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities. If the Subordinated Debentures are distributed to Holders of the Securities, pursuant to the terms of the Indenture, the Subordinated Debenture Issuer will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities were listed immediately prior to the distribution of the Subordinated Debentures."


     2.   MISCELLANEOUS

          2.1 Except as is specifically provided herein, this Amendment shall not be deemed to amend or modify the Declaration. The Declaration, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as amended by this Amendment, shall remain in full force and effect.

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          2.2   This Amendment may be  executed in any  number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



______________________________               ______________________________
Roomy F. Balaporia, as Trustee               Miles H. Mochizuki, as Trustee



_______________________________              ______________________________
Marie B. Washington, as Trustee              Michael J. Majchrzak, as
                                                  Delaware Trustee


PACIFIC TELESIS GROUP
as Sponsor



By:___________________________
   Name:
   Title:


THE FIRST NATIONAL BANK OF CHICAGO
as Property Trustee



By:_______________________________
   Name:
   Title:

















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